                         Exhibit 99.1

FOR IMMEDIATE RELEASE: October 19, 2000

CONTACTS:     Catherine Califano, S.V.P. /C.F.O., Haven Bancorp
              Tel. (516) 683-4483
              Annette Esposito, F.V.P./Communications Director,
              Haven Bancorp
              Tel. (516) 683-4231

            HAVEN BANCORP REPORTS THIRD QUARTER RESULTS

Westbury, NY--Haven Bancorp, Inc. (Nasdaq: HAVN), the holding company for CFS Bank, today reported net income of $7.0 million, or $0.77 per basic common share ($0.73 per share, diluted) for the third quarter of 2000, compared to $3.0 million, or $0.34 per basic common share ($0.32 per share, diluted) in the third quarter of 1999. Net income for the nine months ended September 30, 2000, was $14.2 million, or $1.58 per basic common share ($1.51 per share, diluted), compared to $8.9 million, or $1.02 per basic common share ($0.97 per share, diluted) for the first nine months of 1999. Net income for the nine months ended September 30, 2000, excluding pre-tax restructuring charges, net of recoveries, totaling $6.9 million taken in the first quarter of 2000, would have been $18.5 million, or $2.07 per basic common share ($1.97 per share, diluted).

Philip S. Messina, Chairman and Chief Executive Officer, stated, "We are pleased to report a 138% increase in net income from the third quarter of 1999. This outcome was due to the continued growth in the revenues from our supermarket branches and the savings realized from the restructuring of our mortgage operations, the reduction of our workforce and the elimination of certain other discretionary expenses which began in the first quarter of 2000. We have experienced two solid and consistent quarters since we restructured certain of our operations in the first quarter of this year."

"Earnings per share were $0.73 per share, diluted, in the third quarter of 2000 compared to $0.76 per share, diluted, in the second quarter of 2000. The third quarter was impacted by an increase in our ESOP compensation expense due to a 47% increase in Haven's average stock price during the quarter. In addition, weighted average shares outstanding increased by approximately 225,000 shares due to option exercises during the quarter."

"We look forward to our strategic partnership with Queens County Bancorp, Inc. A special meeting of Haven stockholders will be held on November 20, 2000 to approve and adopt the Agreement and Plan of Merger with Queens County. We are confident that the merger of Haven Bancorp with Queens County offers the greatest value to our shareholders," concluded Messina.

As of September 30, 2000, the Bank had 62 supermarket branches with total deposits of $929.3 million, an increase of $21.0 million, or 2.3%, from $908.3 million at June 30, 2000. Core deposits equaled 46.0% of total supermarket branch deposits, compared to a ratio of 44.2% in traditional branches. The total number of core deposit accounts in the supermarket branches was approximately 193,000 as of September 30, 2000, compared to 182,000 as of September 30, 1999. Non-interest income from supermarket branches totaled $5.7 million in the third quarter of 2000 compared to $5.4 million in the second quarter of 2000. Non-interest expense from supermarket branches, including allocated overhead, has remained stable at $9.1 million in the third and second quarters of 2000. For the first nine months of 2000, non-interest income from supermarket branches totaled $15.8 million and non-interest expense from supermarket branches, including allocated overhead, totaled $27.4 million for the period.

Net interest income for the third quarter of 2000 was $19.0 million, a 2.5% increase over net interest income of $18.6 million in the third quarter of 1999. The net interest margin in the third quarter of 2000 remained at 2.68% compared to the third quarter of 1999. For the first nine months of 2000, net interest income totaled $58.4 million, a 10.9% increase over the $52.7 million recorded in the first nine months of 1999. The net interest margin for the first nine months of 2000 was 2.74% compared to 2.78% for the first nine months of 1999.

Commercial and multi-family real estate loan originations for our portfolio totaled $110.2 million in the third quarter of 2000, compared to $59.2 million originated in the third quarter of 1999. Commercial and multi-family real estate loan originations for our portfolio totaled $193.1 million in the first nine months of 2000, compared to $142.6 million originated in the first nine months of 1999. During the third quarter of 2000, the Bank purchased $77.1 million in multi-family loans from Queens County Savings Bank. Commercial and multi-family real estate loan originations include $41.1 million of construction and land loans originated in the first nine months of 2000, compared to $2.1 million for the first nine months of 1999.

Residential real estate loan originations and purchases for our portfolio totaled $13.1 million in the third quarter of 2000, compared to $203.3 million originated and purchased for portfolio in the third quarter of 1999. In addition, $1.1 million of residential loans were originated or purchased for sale in the secondary market during the third quarter of 2000 compared to $153.3 million in the third quarter of 1999. The decrease in loan originations and purchases for portfolio and for sale in the secondary market was due to the wind down of the residential mortgage origination operations which began in the second quarter of 2000. Residential real estate originations and purchases for our portfolio totaled $72.3 million in the first nine months of 2000 compared to $481.5 million for the comparable period in 1999. In addition, $131.9 million of residential loans were originated or purchased for sale in the secondary market during the first nine months of 2000 compared to $462.3 million in the comparable period in 1999.

The provision for loan losses in the third quarter of 2000 was $0.6 million compared to $1.0 million in third quarter of 1999. The decrease in the provision was due to the decrease in the growth of the residential loan portfolio and the decrease in non-performing loans. The allowance for loan losses was $17.6 million, or 0.93% of loans, at September 30, 2000 compared to $16.7 million, or 0.92% of loans, at December 31, 1999. For the first nine months of 2000, the provision for loan losses totaled $1.7 million compared to $2.6 million for the first nine months of 1999. Non-performing assets at September 30, 2000 totaled $7.4 million, or 0.25% of total assets. Non-performing loans, comprised of non-accrual and restructured loans, were $6.8 million and real estate owned, net, was $0.6 million at September 30, 2000. At September 30, 1999, non-performing assets totaled $8.7 million, or 0.30% of total assets; non-performing loans totaled $8.2 million and real estate owned, net, equaled $0.5 million.

In the third quarter of 2000, non-interest income, excluding net gains on sales of interest-earning assets, increased to $8.8 million, or 17.9%, from $7.5 million in the third quarter of 1999. The growth in non-interest income reflects the impact of the continued maturation of our supermarket banking program. Retail banking fees increased 32.2% in the 2000 third quarter to $5.9 million from $4.5 million in the 1999 third quarter. Insurance, annuity and mutual fund fees for the third quarter of 2000 increased 6.9% to $2.4 million from $2.2 million in the 1999 third quarter. Mortgage banking income was $0.1 million in the third quarters of 2000 and 1999, respectively. For the first nine months of 2000, non-interest income, excluding net gains on sales of interest-earning assets was $26.0 million, an increase of 14.3% over $22.8 million in the first nine months of 1999.
The growth in non-interest income reflects the impact of the continued maturation of our supermarket banking program, which was offset by a decrease in mortgage banking income.

Non-interest expense decreased by $4.5 million, or 22.0% to $15.8 million in the third quarter of 2000 compared to $20.3 million for the 1999 third quarter and $17.2 million for the second quarter of 2000. The decrease was due to the restructuring of the residential mortgage division, the reduction of the Company's workforce and the elimination of certain discretionary expenses. For the first nine months of 2000, non-interest expense was $53.5 million, excluding net restructuring charges, a decrease of 11.2% from $60.2 million in the same period of 1999.

At September 30, 2000, Haven had total assets of $2.96 billion. Stockholders' equity was $123.6 million, or $13.23 book value per share, compared to $105.6 million, or $11.73 book value per share at December 31, 1999. This increase was primarily due to net income of $14.2 million for the nine-month period ended September 30, 2000. CFS Bank's tangible, core and risk-based capital ratios at September 30, 2000, were 6.30%, 6.30% and 13.17%, respectively. These ratios exceeded the minimum regulatory requirements of 2.00%, 4.00% and 8.00%, respectively. The Bank is considered "well capitalized" by regulatory standards.

Headquartered in Westbury, New York, Haven Bancorp, Inc. is the holding company for CFS Bank, a community-oriented institution offering deposit products, residential and commercial real estate loans and a full range of financial services including discount brokerage, mutual funds, annuities and insurance products through eight full-service banking offices and 62 supermarket branches located in New York City, Nassau, Suffolk, Rockland and Westchester Counties, New Jersey and Connecticut. Haven provides auto, homeowners and business lines of insurance through its subsidiary, CFS Insurance Agency, Inc. The Bank's deposits are insured by the FDIC.

Haven Bancorp, Inc. and Queens County Bancorp, Inc. filed a joint proxy statement/prospectus dated October 13, 2000 and other relevant documents concerning the merger of the two companies with the United States Securities and Exchange Commission (the "SEC"). WE URGE INVESTORS TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Investors are able to obtain these documents free of charge at the SEC's web site (www.sec.gov). In addition, documents filed with the SEC by Haven Bancorp are available free of charge from Haven Bancorp, 615 Merrick Avenue, Westbury, New York 11590. Documents filed with the SEC by Queens County Bancorp are available without charge from the Vice President, Investor Relations, Queens County Bancorp, 38-25 Main Street, Flushing, New York 11354.

The directors, executive officers, and certain other members of management of Haven Bancorp and Queens County Bancorp may be soliciting proxies in favor of the merger from the companies' respective shareholders. For information about these directors, executive officers, and members of management, shareholders are asked to refer to the most recent proxy statements issued by the respective companies, which are available at the addresses provided in the preceding paragraph.

Safe Harbor Provisions of the Private Litigation Reform Act of
1995

Statements made herein that are forward-looking in nature within the meaning of the Private Securities Litigation Reform Act of 1995, are subject to risks and uncertainties that could cause actual results to differ materially. Such risks and uncertainties include, but are not limited to, those related to overall business conditions, particularly in the consumer financial services, mortgage and insurance markets in which Haven operates, fiscal and monetary policy, competitive products and pricing, credit risk management, changes in regulations affecting financial institutions and other risks and uncertainties discussed in Haven's SEC filings, including its 1999 Form 10-K, as amended. Haven disclaims any obligation to publicly announce future events or developments, which may affect the forward-looking statements contained herein.

                       HAVEN BANCORP, INC.
       Selected Financial Ratios and Selected Financial Data

Selected Financial Ratios

                             Three Months Ended Nine Months Ended
                               September 30,      September 30,
                                (annualized)       (annualized)
                             ------------------ -----------------
                                    2000   1999      2000   1999
                                    ----   ----      ----   ----
Return on average assets            0.94%  0.41%     0.64%  0.44%
Return on average assets
   excluding restructuring charges  0.94   0.41      0.83   0.44
Return on average equity           23.89  10.59     17.42  10.19
Return on average equity
   excluding restructuring charges 23.89  10.59     22.73  10.19
Net interest spread                 2.66   2.62      2.70   2.73
Net interest margin                 2.68   2.68      2.74   2.78
Operating expenses to average
   assets(1)                        2.12   2.73      2.39   2.95

(1) For the purpose of this calculation, operating expenses equal non-interest expense excluding amortization of goodwill, real estate owned operations, net and non-performing loan expenses totaling $38,000 and $477,000 for the three months ended September 30, 2000 and 1999, respectively, and $231,000 and $1.0 million for the nine months ended September 30, 2000 and 1999, respectively. Also excluded from operating expenses are net restructuring charges of $6.9 million for the nine months ended September 30, 2000.

                                       September 30, December 31,
                                           2000          1999
                                       ------------  -----------
Stockholders' equity to total assets        4.18%         3.56%
Stockholders' equity per share            $13.23        $11.73
Non-performing loans to total loans         0.36%         0.42%
Non-performing assets to total assets       0.25          0.27
Allowance for loan losses to non-
  performing loans                        257.23        216.56
Allowance for loan losses to total loans    0.93          0.92

Selected Financial Data ! Retail Branches(1)
TRADITIONAL BRANCHES
8 Branches
September 30, 2000        Number                 % of Traditional
                       of Accounts   Balance      Branch Deposits
                       -----------  ---------    ----------------
Total Deposits           168,420  $1,227.0 billion
  Checking                67,346  $  165.0 million  13.5%
  Savings & Money Market  59,842  $  376.8 million  30.7%
  Certificates            41,232  $  685.2 million  55.8%
Cost of deposits                  4.04%
Fee income contribution(2)        $2.9 million

SUPERMARKET BRANCHES
62 Branches
8 Branches
September 30, 2000        Number                 % of Traditional
                       of Accounts   Balance     Branch Deposits
                       -----------  ---------    ----------------
Total Deposits           221,472    $929.3 million
  Checking               122,871    $115.4 million  12.4%
  Savings & Money Market  70,103    $312.5 million  33.6%
  Certificates            28,498    $501.4 million  54.0%
Cost of deposits                    4.83%
Fee income contribution(2)          $5.7 million

(1) Excludes approximately $3.2 million of deposits held in the administrative branch.
(2) For the three months ended September 30, 2000.

                     HAVEN BANCORP, INC.
               Consolidated Statements of Income
             (In thousands, except per share data)

                                                       Three Months Ended    Nine Months Ended
                                                         September 30,         September 30,
                                                       ------------------    ------------------
                                                       2000          1999    2000          1999
                                                       ----          ----    ----          ----
Interest income:
  Loans                                                $34,798     $31,339  $103,328     $85,490
  Mortgage-backed securities                            12,384      12,952    38,034      38,288
  Money market investments                                 120          53       380         122
  Debt and equity securities                             5,004       4,134    14,153       9,294
                                                        ------      ------   -------     -------
     Total interest income                              52,306      48,478   155,895     133,194
                                                        ------      ------   -------     -------
Interest expense:
 Deposits:
  Savings accounts                                       4,203       5,114    13,220      14,798
  NOW accounts                                             192         428       863       1,171
  Money market accounts                                    543         430     1,715       1,289
  Certificate accounts                                  17,725      13,554    49,377      37,378
 Borrowed funds                                         10,633      10,400    32,299      25,880
                                                        ------      ------    ------      ------
     Total interest expense                             33,296      29,926    97,474      80,516
                                                        ------      ------    ------      ------
Net interest income before provision for loan losses    19,010      18,552    58,421      52,678
Provision for loan losses                                  596       1,035     1,746       2,590
                                                        ------      ------    ------      ------
Net interest income after provision for loan losses     18,414      17,517    56,675      50,088
                                                        ------      ------    ------      ------
Non-interest income:
  Loan fees and servicing income                           267         528       874       1,455
  Mortgage banking income                                   86          97     1,341       3,042
  Retail banking fees                                    5,911       4,472    16,587      11,416
  Net gain on sales of interest-earning assets             146         111       271       1,680
  Insurance, annuity and mutual fund fees                2,384       2,231     6,805       6,374
  Other                                                    190         170       426         487
                                                        ------      ------    ------      ------
     Total non-interest income                           8,984       7,609    26,304      24,454
                                                        ------      ------    ------      ------
Non-interest expense:
  Compensation and benefits                              8,375      10,917    27,954      32,884
  Occupancy and equipment                                3,106       3,482     9,871      10,265
  Real estate owned operations, net                        (22)        112      (119)        (72)
  Federal deposit insurance premiums                       105         255       333         763
  Restructuring charges                                   -           -        6,877        -
  Other                                                  4,268       5,520    15,411      16,320
                                                        ------      ------    ------      ------
     Total non-interest expense                         15,832      20,286    60,327      60,160
                                                        ------      ------    ------      ------
Income before income tax expense                        11,566       4,840    22,652      14,382
Income tax expense                                       4,555       1,890     8,455       5,504
                                                        ------      ------    ------      ------
Net income                                              $7,011      $2,950   $14,197      $8,878
                                                        ======      ======    ======      ======
Net income per common share:  Basic                     $ 0.77      $ 0.34    $ 1.58      $ 1.02
                                                        ======      ======    ======      ======
                              Diluted                   $ 0.73      $ 0.32    $ 1.51      $ 0.97
                                                        ======      ======    ======      ======

                       HAVEN BANCORP, INC.
         Consolidated Statements of Financial Condition
             (In thousands, except for share data)

                                                                      September 30, December 31,
                                                                           2000         1999
                                                                      -----------   ------------
ASSETS
Cash and due from banks                                                 $   52,308   $   41,479
Money market investments                                                    15,100        1,238
Securities available for sale (Note 3)                                     903,750      937,299
Loans held for sale                                                          1,425       82,709
Federal Home Loan Bank of NY stock, at cost                                 27,865       27,865
Loans receivable:
  First mortgage loans                                                   1,855,282    1,777,208
  Cooperative apartment loans                                                5,233        3,669
  Other loans                                                               21,421       25,948
                                                                         ---------    ---------
     Total loans receivable                                              1,881,936    1,806,825
Less allowance for loan losses                                             (17,586)     (16,699)
                                                                         ---------    ---------
Loans receivable, net                                                    1,864,350    1,790,126
Premises and equipment, net                                                 33,489       35,928
Accrued interest receivable                                                 15,788       15,825
Other assets                                                                44,801       33,381
                                                                         ---------    ---------
     Total assets                                                       $2,958,876   $2,965,850
                                                                         =========    =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Deposits                                                              $2,159,499   $2,080,613
  Borrowed funds                                                           652,228      749,232
  Other liabilities                                                         23,561       30,422
                                                                         ---------    ---------
     Total liabilities                                                   2,835,288    2,860,267
                                                                         ---------    ---------
Stockholders' Equity:
  Preferred stock, $.01 par value, 2,000,000
    shares authorized, none issued                                            -           -
  Common stock, $.01 par value, 30,000,000 shares authorized,
    9,918,750 shares issued; 9,343,315 and 9,000,237 shares out-
    standing at September 30, 2000 and December 31, 1999, respectively         100          100
  Additional paid-in capital                                                54,011       52,336
  Retained earnings, substantially restricted                              101,937       89,083
  Accumulated other comprehensive loss:
    Unrealized loss on securities available for sale, net of tax effect    (24,170)     (25,465)
  Treasury stock, at cost (575,435 and 918,513 shares at September
    30, 2000 and December 31, 1999, respectively)                           (6,641)      (8,934)
  Unallocated common stock held by Bank's ESOP                                (726)        (934)
  Unearned common stock held by Bank's Recognition Plans and Trusts           (206)        (231)
  Unearned compensation                                                       (717)        (372)
                                                                         ---------    ---------
      Total stockholders' equity                                           123,588      105,583
                                                                         ---------    ---------
      Total liabilities and stockholders' equity                        $2,958,876   $2,965,850
                                                                         =========    =========

Haven Bancorp, Inc.
Consolidated Average Balance Sheet - Yield/Rate Analysis
(Dollars in thousands)

                                                           Three months ended September 30,
                                                           2000                        1999
                                                 ------------------------    ------------------------
                                                                  Average                     Average
                                                 Average          Yield/     Average           Yield/
                                                 Balance Interest  Cost      Balance Interest  Cost
                                                 ------- -------- -------    ------- -------- -------
                                                                (Dollars in thousands)
Assets:
Interest-earning assets:
 Mortgage loans                                $1,860,302 $34,267   7.37%  $1,688,701 $30,615   7.25%
 Other loans                                       21,959     531   9.67       39,093     724   7.41
 Mortgage-backed securities                       691,076  12,384   7.17      800,778  12,952   6.47
 Money market investments                          13,169     120   3.63        2,717      53   7.80
 Debt and equity securities                       254,169   5,004   7.88      236,259   4,134   7.00
                                                ---------  ------           ---------  ------
Total interest-earning assets                   2,840,675  52,306   7.37    2,767,548  48,478   7.01
Non-interest earning assets                       135,661  ------             138,167  ------
                                                ---------                   ---------
   Total assets                                 2,976,336                   2,905,715
                                                =========                   =========
Liabilities and stockholders' equity:
Interest-bearing liabilities:
 Savings accounts                                 637,743   4,203   2.62      654,038   5,114   3.13
 Certificate accounts                           1,174,542  17,725   6.00    1,027,514  13,554   5.28
 NOW accounts                                     282,979     192   0.27      243,768     428   0.70
 Money market accounts                             64,989     543   3.34       55,249     430   3.11
 Borrowed funds                                   666,311  10,633   6.38      743,586  10,400   5.59
                                                ---------  ------           ---------  ------
Total interest-bearing liabilities              2,826,564  33,296   4.71    2,724,155  29,926   4.39
Other liabilities                                  32,387  ------              70,176  ------
                                                ---------                   ---------
   Total liabilities                            2,858,951                   2,794,331
Stockholders' equity                              117,385                     111,384
                                                ---------                   ---------
Total liabilities and stockholders' equity     $2,976,336                  $2,905,715
                                                =========                   =========
Net interest income                                       $19,010                     $18,552
                                                           ======                      ======
Net interest spread                                                 2.66%                       2.62%
                                                                    ====                        ====
Net interest margin                                                 2.68%                       2.68%
                                                                    ====                        ====

Haven Bancorp, Inc.
Consolidated Average Balance Sheet - Yield/Rate Analysis
(Dollars in thousands)

                                                            Nine months ended September 30,
                                                           2000                        1999
                                                 ------------------------    ------------------------
                                                                  Average                     Average
                                                 Average          Yield/     Average           Yield/
                                                 Balance Interest  Cost      Balance Interest  Cost
                                                 ------- -------- -------    ------- -------- -------
                                                                (Dollars in thousands)
Assets:
Interest-earning assets:
 Mortgage loans                                $1,850,670$101,722   7.33%  $1,517,812 $83,130   7.30%
 Other loans                                       23,630   1,606   9.06       36,769   2,360   8.56
 Mortgage-backed securities                       713,503  38,034   7.11      784,139  38,288   6.51
 Money market investments                          10,349     380   4.90        2,149     122   7.57
 Debt and equity securities                       243,896  14,153   7.74      184,446   9,294   6.72
                                                --------- -------           ---------  ------
Total interest-earning assets                   2,842,048 155,895   7.31    2,525,315 133,194   7.03
Non-interest earning assets                       124,931 -------             150,900  ------
                                                ---------                   ---------
   Total assets                                 2,966,979                   2,676,215
                                                =========                   =========
Liabilities and stockholders' equity:
Interest-bearing liabilities:
 Savings accounts                                 640,679  13,220   2.76      622,453  14,798   3.17
 Certificate accounts                           1,148,443  49,377   5.74      950,846  37,378   5.24
 NOW accounts                                     277,462     863   0.42      234,998   1,171   0.66
 Money market accounts                             69,462   1,715   3.30       56,533   1,289   3.04
 Borrowed funds                                   685,069  32,299   6.29      629,823  25,880   5.48
                                                ---------  ------           ---------  ------
Total interest-bearing liabilities              2,821,115  97,474   4.61    2,494,653  80,516   4.30
Other liabilities                                  37,183  ------              65,437  ------
                                                ---------                   ---------
   Total liabilities                            2,858,298                   2,560,090
Stockholders' equity                              108,681                     116,125
                                                ---------                   ---------
Total liabilities and stockholders' equity     $2,966,979                  $2,676,215
                                                =========                   =========
Net interest income                                       $58,421                     $52,678
                                                           ======                      ======
Net interest spread                                                 2.70%                       2.73%
                                                                    ====                        ====
Net interest margin                                                 2.74%                       2.78%
                                                                    ====                        ====

                     HAVEN BANCORP, INC.
               Consolidated Statements of Income
             (In thousands, except per share data)

                                        2000                    1999
                                   -------------- ---------------------------------------
                                     3Q      2Q      1Q      4Q      3Q      2Q      1Q
                                   ------  ------  ------  ------  ------  ------  ------
INTEREST INCOME
Loans                             $34,798 $34,123 $34,407 $33,923 $31,339 $28,416 $25,735
Mortgage-backed securities         12,384  12,793  12,857  12,566  12,952  12,686  12,650
Money market investments              120     113     147      20      53      39      30
Debt and equity securities          5,004   4,822   4,326   4,160   4,134   3,095   2,065
                                   ------  ------  ------  ------  ------  ------  ------
  Total Interest Income            52,306  51,851  51,737  50,669  48,478  44,236  40,480
                                   ------  ------  ------  ------  ------  ------  ------
INTEREST EXPENSE
Deposits
  Savings accounts                  4,203   4,501   4,516   4,867   5,114   5,015   4,669
  NOW accounts                        192     289     382     503     428     419     324
  Money market accounts               543     642     529     544     430     440     419
  Certificate accounts             17,725  16,081  15,571  14,891  13,554  12,071  11,753
Borrowed funds                     10,633  10,519  11,147  11,585  10,400   8,371   7,109
                                   ------  ------  ------  ------  ------  ------  ------
  Total Interest Expense           33,296  32,032  32,145  32,390  29,926  26,316  24,274
                                   ------  ------  ------  ------  ------  ------  ------
Net interest income before
  provision for loan losses        19,010  19,819  19,592  18,279  18,552  17,920  16,206
Provision for loan losses             596     585     565   1,035   1,035     880     675
                                   ------  ------  ------  ------  ------  ------  ------
Net interest income after
  provision for loan losses        18,414  19,234  19,027  17,244  17,517  17,040  15,531
                                   ------  ------  ------  ------  ------  ------  ------
NON-INTEREST INCOME
Loan fees and servicing income        267     342     264   1,285     528     422     505
Mortgage banking income                86     171   1,084     692      97     677   2,268
Retail banking fees                 5,911   5,811   4,866   4,634   4,472   3,865   3,079
Net gain on sales of interest-
  earning assets                      146     -       126    (930)    111   1,234     335
Insurance, annuity and mutual
  fund fees                         2,384   2,252   2,169   1,885   2,231   2,168   1,975
Other                                 190     141      94     211     170     182     135
                                   ------  ------  ------  ------  ------  ------  ------
  Total Non-Interest Income         8,984   8,717   8,603   7,777   7,609   8,548   8,297
                                   ------  ------  ------  ------  ------  ------  ------
NON-INTEREST EXPENSE
Compensation and benefits           8,375   8,541  11,037  11,803  10,917  10,927  11,040
Occupancy and equipment             3,106   3,156   3,609   2,723   3,482   3,439   3,344
REO operations, net                   (22)     79    (176)   (148)    112     (33)   (151)
Federal deposit insurance premiums    105     120     108     302     255     254     254
Restructuring (recoveries) charges    -      (180)  7,057     -       -       -       -
Other                               4,268   5,304   5,840   5,253   5,520   5,662   5,138
                                   ------  ------  ------  ------  ------  ------  ------
  Total Non-Interest Expense       15,832  17,020  27,475  19,933  20,286  20,249  19,625
                                   ------  ------  ------  ------  ------  ------  ------
Income before income tax expense   11,566  10,931     155   5,088   4,840   5,339   4,203
Income tax expense                  4,555   3,845      54   1,359   1,890   2,011   1,603
                                   ------  ------  ------  ------  ------  ------  ------
Net income                         $7,011  $7,086    $101  $3,729  $2,950  $3,328  $2,600
                                   ======  ======  ======  ======  ======  ======  ======
Net income per common share:
          Basic                     $0.77  $0.80   $0.01   $0.42   $0.34   $0.38   $0.30
                                   ======  ======  ======  ======  ======  ======  ======
          Diluted                   $0.73  $0.76   $0.01   $0.40   $0.32   $0.37   $0.29
                                   ======  ======  ======  ======  ======  ======  ======








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